EXHIBIT 5

January 21, 2014

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

Re:     Registration Statement on Form S-8

           Synaptics Incorporated

Ladies and Gentlemen:

As legal counsel to Synaptics Incorporated, a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about January 21, 2014, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 2,000,000 shares of common stock of the Company, par value $0.001 per share (the “ESP Plan Shares”), issuable pursuant to the Company’s 2010 Employee Stock Purchase Plan (the “ESP Plan”), and an additional 3,000,000 shares of common stock of the Company, par value $0.001 per share (the “2010 A&R Plan Shares” and collectively with the ESP Plan Shares, the “Shares”), issuable pursuant to the Company’s Amended and Restated 2010 Incentive Compensation Plan, as amended (the “2010 A&R Plan” and collectively with the ESP Plan, the “Plans”). The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 7, 2002, as amended to date;

B. The Third Amended and Restated Bylaws as adopted by the Company;

C. Various resolutions of the Board of Directors and the shareholders of the Company authorizing the Plans and the issuance of the Shares;

D. The Registration Statement; and

E. The Plans.

In giving this opinion, we assume that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents. We also assume that the Registration Statement has been filed by the Registrant with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the applicable Plan, and will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares. We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued pursuant to the applicable Plan, and upon the issuance of any of the Shares, the total number of shares of common stock of the Registrant issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Registrant is then authorized to issue under its Certificate of Incorporation, as amended to date.

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM

2375 East Camelback Road, Suite 700 ■ Phoenix, Arizona 85016 ■ Tel 602.445.8000 ■ Fax 602.445.8100

Synaptics Incorporated

January 21, 2014

Based upon the foregoing, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Plans.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP